UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2005

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-32613	77-0559897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California	93940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (831) 333-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a) Effective October 1, 2005, the Registrant entered into an amendment extending its credit facility with Bank of America, N.A. The amendment is attached to this current report as Exhibit 4.1 and is incorporated by reference to this report.

Pursuant to the amended financing arrangement, Bank of America agrees to loan to the Company and its wholly-owned subsidiaries, from time to time, (i) up to $20 million from April 16 to October 15 of each year and up to $10 million from October 16 to April 15 of each year, in each case through a two-year revolving line of credit maturing on October 1, 2007, and (ii) up to $5 million through a five-year reducing-revolving term loan maturing on September 30, 2010. The terms and covenants contained in the amendment provide the Registrant with greater financial and operating flexibility than it had under the original loan agreement. The credit facility remains secured by substantially all of the receivables, inventory and equipment, as well as the intellectual property, of the Registrant and each of its wholly-owned subsidiaries.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
4.1	Amendment No. 2 to Business Loan Agreement, dated as of October 1, 2005, between Bank of America, N.A. and the Registrant, Earlychildhood LLC, Educational Products, Inc., SmarterKids.com, Inc., Marketing Logistics, Inc., and Colorations, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2005	EXCELLIGENCE LEARNING CORPORATION

	By:	/s/ Ronald Elliott
	Name:	Ronald Elliott
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Amendment No. 2 to Business Loan Agreement, dated as of October 1, 2005, between Bank of America, N.A. and the Registrant, Earlychildhood LLC, Educational Products, Inc., SmarterKids.com, Inc., Marketing Logistics, Inc., and Colorations, Inc.